Exhibit 1.1

Sprout Social, Inc.
Class A Common Stock, Par Value $0.0001 Per Share
Underwriting Agreement
August [ ● ], 2020
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Barclays Capital Inc.
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
Sprout Social, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives, an aggregate of [ ● ] shares and, at the election of the Underwriters, up to [ ● ] additional shares of Class A common stock, par value $0.0001 per share (the “Class A Stock” and, together with the Company’s Class B common stock, par value $0.0001 per share, the “Stock”), and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [ ● ] shares and, at the election of the Underwriters, up to [ ● ] additional shares of Class A Stock. The aggregate of [ ● ] shares of Class A Stock to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the [ ● ] additional shares of Class A Stock to be sold by the Company and the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares”.
1.The Company represents and warrants to, and agrees with, each of the Underwriters that:
(a)A registration statement on Form S-1 (File No. 333-[ ● ]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post‑effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the

Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Testing-the-Waters Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(b)(A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(b) of this Agreement);
(c)For the purposes of this Agreement, the “Applicable Time” is [ ● ] a.m./p.m. (New York time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 5(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Testing-the-Waters Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Section Testing-the-Waters, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 5(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(e)The Company and its subsidiaries, taken as a whole, have not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business, in each case, pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the repurchase of shares of Stock which were issued pursuant to the early exercise of stock options by option holders or pursuant to agreements providing for an option to repurchase or right of first refusal by the Company pursuant to the Company’s repurchase rights that are described in the Pricing Prospectus and Prospectus or the Registration Statement or filed as an exhibit to the Registration Statement, or (iii) the issuance, if any, of stock upon conversion or exercise of Company securities (including any outstanding warrants) as described in the Pricing Prospectus and the Prospectus) or long‑term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(f)The Company and its subsidiaries do not own any real property. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal property (other than with respect to Intellectual Property (as defined below), title to which is addressed exclusively in Section 1(aa) below) owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases

(subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(g)Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company required to be identified in the Registration Statement is set forth on Exhibit 21.1 thereto;
(h)The Company has an authorized capitalization as described as “actual” under the section titled “Capitalization” in the Pricing Prospectus, and, as of each Time of Delivery, the Company has authorized capitalization as described as “as adjusted” under the section titled “Capitalization” in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock contained in the Pricing Disclosure Package and Prospectus; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and all of the issued shares of capital stock and equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;
(i)The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non‑assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares to be sold by the Company is not subject to any preemptive or similar rights, in each case other than rights which have been complied with or waived;
(j)The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the

Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the registration of the Class A Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval by the Financial Industry Regulatory Authority Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(k)Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(l)The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”, and under the caption “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(m)Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, other than as set forth in the Pricing Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(n)The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds as described in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
(p)PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
(q)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles applied in the United States (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the Company’s management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with the Company’s management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; provided, however, that this subsection does not require that the Company comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law;
(r)Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(s)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(t)This Agreement has been duly authorized, executed and delivered by the Company;
(u)None of the Company or any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law. The Company has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws;
(v)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(w)None of the Company or any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, or the United Nations Security Council (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of comprehensive Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any person participating in the transaction, whether as underwriter, advisor, investor or otherwise;
(x)The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(y)From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Testing-the-Waters Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(z)There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or any of its subsidiaries under the Act except as have been validly waived or complied with;
(aa)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of its business, (ii) the Company’s and its subsidiaries’ conduct of its business does not infringe, misappropriate or otherwise violate any Intellectual Property of any person and in the last three (3) years, neither the Company nor any of its subsidiaries have received any written notice of any such claim, and (iii) to the knowledge of the Company, the Intellectual Property owned by the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person;
(bb)Neither the Company nor any of its subsidiaries has incorporated any “open-source,” “copyleft” or similar software code (“Open-Source Materials”) into any of its proprietary software or technology, and distributed or used such software and technology together with such Open Source Materials in a manner that in the Company’s reasonable belief requires or has required any proprietary software code or other technology owned by the Company or any of its subsidiaries to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributed at no charge, other than such Open Source Materials, except as would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;
(cc)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned, leased or licensed by the Company and its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the knowledge of the Company do not contain any material bugs, errors or defects or viruses or other malware; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems, and material confidential or personally identifiable information or data contained therein; and (iii) to the Company’s knowledge, there have been no breaches or other violations of the IT Systems that have resulted in unauthorized access, use, disclosure, encryption, modification, corruption or loss of any such information or data and (iv) except as disclosed in the Registration Statement, the Pricing Propsectus or the Prospectus, the Company and its subsidiaries are presently in material compliance with all applicable laws, rules and regulations and contractual obligations of the Company and its subsidiaries relating to the privacy and security of IT Systems and the personally identifiable information or data contained therein;
(dd)The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries have received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course;
(ee)Nothing has come to the attention of the Company that has caused the Company to believe that any statistical, industry-related and market-related data included in the Pricing Prospectus are not based on or derived from sources that are reliable and accurate in all material respects;
(ff)The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;
(gg)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or disclosed in the Registration Statement, Pricing Prospectus or the Prospectus, (i) the Company and each of its subsidiaries have filed all federal, state, local and non-U.S. tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, other than such taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP and (ii) no tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor does the Company have knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries), other than any tax deficiency that is being contested in good faith and for which adequate reserves have been established in accordance with GAAP;
(hh)The Company has not sold or issued any shares of capital stock during the six-month period preceding the date of the Pricing Prospectus, including any sales pursuant to Rule 144A or Regulation D of the Act, other than (i) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, restricted stock units, restricted stock, rights or warrants, or (ii) as disclosed in the Registration Statement and the Pricing Prospectus;
(ii)The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes or materials, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;
(jj)Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Business Licenses”) necessary to the conduct of the business now conducted and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Business Licenses;
(kk)(i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) there has not occurred, nor is there reasonably likely to occur a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ll)There are no debt securities, convertible securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;
(mm)Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that the Company makes no representation or warranty with respect to the actions of the Underwriters;
(nn)To the Company’s knowledge, there are no relationships or related-party transactions involving the Company, any of the subsidiaries or consolidated affiliated entities, or any other person required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus which have not been described as required;
(oo)No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Pricing Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith; and
(pp)The Company is in compliance with the provisions of the Sarbanes-Oxley Act with which the Company is required to comply as of the date hereof.
2.Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(a)This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
(b)All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws, the rules and regulations of FINRA or the approval for listing on NASDAQ; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
(c)The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of (A) the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the limited liability company agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company (or similar applicable organizational document) or (B) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except in the case of clauses (i) and (ii)(B) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on NASDAQ and such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (y) that have already been obtained or (z) such that, if not obtained, would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;
(d)The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.
(e)Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims, other than those under the Custody Agreement and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(f)Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8 105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8 303 of the UCC, (B) under Section 8 501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8 102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8 102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(g)On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Schedule IV hereto;
(h)Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(i)To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S-1 expressly for use therein (it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information furnished on behalf of such Selling Stockholder: the name, address and the number of shares of Stock owned by such Selling Stockholder before and after the offering contemplated hereby and the other information with respect to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Stockholder Information”), and to the extent such Selling Stockholder Information is included in the Registration Statement, the Preliminary Prospectus or the Prospectus, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(j)In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of

Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
(k)Certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Equinity Trust Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;
(l)The Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable, except in the case of the Custody Agreement, as set forth therein; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates or book entry securities entitlements representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;
(m)Such Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;
(n)(i) None of such Selling Stockholder or any of its subsidiaries, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:
(A)the subject of any Sanctions, or
(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)Such Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)Such Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(iv)(a) such Selling Stockholder and each of its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (b) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(v)To the knowledge of such Selling Stockholder, and except as publicly disclosued, the operations of such Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Stockholder, threatened.
o.Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
3.Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[ ● ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite the name of such Underwriter in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Company and the Selling Stockholders, severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to [ ● ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice.
4.Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.
5.(a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on August [ ● ], 2020 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(l) hereof, will be delivered at the offices of Latham & Watkins LLP, 330 N. Wabash Avenue, Suite 2800, Chicago, Illinois 60611 (the “Closing Location”), and the Shares will be delivered at the Office of DTC or its designated location, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
6.The Company agrees with each of the Underwriters:
(a)To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction where not otherwise required or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;
(c)Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer (whose name and address the Underwriters shall furnish to the Company) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d)To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(e)During the period beginning from the date hereof and ending on the later of (1) 75 days after the date hereof and (2) 11:59pm ET on the day the Company releases its financial results for the third quarter ended September 30, 2020, subject to the rules governing the Company’s internal trading policies (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, confidential submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company issued upon the exercise of options or vesting or settlement of restricted stock units granted under Company’s equity plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and described in the Registration Statement, Pricing Prospectus and Prospectus, (C) the grant or issuance by the Company of employee, consultant, or director stock options, restricted stock units or restricted stock in the ordinary course of business under the Company’s equity plans existing on the date of this Agreement and described in the Registration Statement, Pricing Prospectus and Prospectus, (D) the issuance of shares registered on Form S-8 relating to the Company’s equity plans existing on the date of this Agreement and described in the Registration

Statement, Pricing Prospectus and Prospectus, (E) the issuance of securities in connection with the acquisition by the Company or any subsidiary of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (F) the issuance of securities in connection with joint ventures, commercial relationships, or other strategic transactions and (G) any shares of Stock otherwise transferred or disposed of by the Company during the 75-day restricted period with the advance written consent of the Representatives; provided that, in the case of clauses (E) and (F), (x) the aggregate number of shares issued in all such acquisitions and transactions does not exceed 5% of the Company’s outstanding Stock following the offering of Shares contemplated by this Agreement and (y) each person to whom such Stock is issued executes a “lock-up” agreement in the form of Schedule IV hereto;
(f)During a period of three (3) years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 6(f) to the extent that they are available on EDGAR or any successor thereto;
(g)During a period of three (3) years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed to the extent they are not available on EDGAR; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no reports, documents or other information need to be furnished pursuant to this Section 6(g) to the extent that they are available on EDGAR or any successor thereto or to the extent such provision of such reports, documents or other information would require public disclosure by the Company under Regulation FD;
(h)To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
(i)To use its best efforts to list for trading, subject to official notice of issuance, the Shares for quotation on the Nasdaq Stock Market LLC’s Capital Market (“NASDAQ”);
(j)To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
(k)If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
(l)Upon written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo (the “Company Marks”) for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee, may not be (whether in whole or in part) assigned, transferred or sublicensed by any Underwriter, and the Company has the right to review, approve of or revoke any such use of the Company Marks;
(m)To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 6(e) hereof; and
(n)The Company will not take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the any security of the Company to facilitate the sale or resale of the Shares.
7.(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) or Schedule III(c) hereto;
(b)The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
(c)The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Testing-the-Waters Writing prepared or authorized by it any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Testing-the-Waters Writing prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Testing-the-Waters Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;
(d)The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Testing-the-Waters Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and
(e)Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.
(8)The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, up to $50,000 of the fees, disbursements and expense of counsel to the Selling Stockholders and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Testing-the-Waters Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (iv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, provided that the aggregate amount payable by the Company pursuant to subsections (iii) and (v) (excluding filing fees and disbursements) shall not exceed $25,000. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, (i) the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, (ii) the Company will bear all of the Company’s (but not the Underwriters’) travel expenses and the Underwriters will bear all of the Underwriters’ (but not the Company’s) travel expenses, in each case, in connection with any “roadshow” presentation to investors and (iii) notwithstanding clause (ii), the Company, on the one hand, and the Underwriters, on the other hand, shall each pay 50% of the cost of any chartered plane, chartered jet or other chartered aircraft used in connection with any “roadshow” presentation to investors.
The Selling Stockholders agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including the fees, disbursements and expenses of the counsel for the Selling Stockholders and all other costs and expenses incident to the performance of the obligations of the Selling Stockholders (subject to Section 8(i) above) hereunder for which provision is not otherwise made in this Section 8.
9.The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)(i) Winston & Strawn LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you and (ii) the General Counsel and Secretary of the Company shall have furnished to you her written opinion, dated such Time of Delivery, in form and substance satisfactory to you;
(d)The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the First Time of Delivery, in form and substance satisfactory to you;
(e)On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post‑effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(f)(i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options or restricted stock or restricted stock units or the vesting or settlement of restricted stock units or restricted stock in the ordinary course of business, in each case, pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (B) the repurchase of shares of Stock which were issued pursuant to the early exercise of stock options by option holders or pursuant to agreements providing for an option to repurchase or right of first refusal by the Company pursuant to the Company’s repurchase rights that are described in the Pricing Prospectus and Prospectus or the Registration Statement or filed as an exhibit to the Registration Statement or (C) the issuance, if any, of stock upon conversion or exercise of Company securities (including any outstanding warrants) as described in the Pricing Prospectus and the Prospectus) or long‑term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(g)On or after the Applicable Time, to the extent the Company has rated debt securities, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;
(h)On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(i)The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, for quotation on NASDAQ;
(j)The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and director of the Company set forth on Schedule IV hereto, substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you;

(k)The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(l)The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request;
(m)The Company shall have furnished or caused to be furnished to you on the date hereof and at such Time of Delivery, a certificate in form and substance satisfactory to the Representatives, from the Chief Financial Officer of the Company; and
(n)The Company shall have delivered to the Representatives, by the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing Certification.
10.(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Writing prepared and authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Writing, in reliance upon and in conformity with the Underwriter Information. The Company also agrees to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, or liabilities (or actions in respect thereof) incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Shares, except for any losses, claims, damages, or liabilities (or actions in respect thereof) resulting from the QIU’s, or such controlling person’s, willful misconduct.
(b)Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.
(c)Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [___] paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the [___] paragraphs under the caption “Underwriting (Conflicts of Interest)”.
(d)Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Benefits, if any, received by the QIU in its capacity as such shall be deemed to be equal to the compensation, if any, received by the QIU for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the QIU, in its capacity as such, shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to subsection (a) above, in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU in its capacity as such and all persons, if any, who control such QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.
(f)The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
11.(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty‑six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty‑six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholders notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non‑defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
12.The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any employee, officer or director of each Underwriter, any person who controls any Underwriter within the meaning of the Act, or any broker-dealer or other affiliate of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), or any controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
13.If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out‑of‑pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.
14.In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys in Fact for such Selling Stockholder.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel and Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
15.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), any Selling Stockholder, each employee, officer and director of each Underwriter, and each broker-dealer or other affiliate of the Underwriter, and each person who controls the Company, any Selling Stockholder or any Underwriter within the meaning of the Act, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
17.The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
18.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
19.This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.
20.The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
21.This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
22.Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
23.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

SPROUT SOCIAL, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SELLING STOCKHOLDERS:

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:
Name:
Title:

As Attorney‑in‑Fact acting on behalf of the above-mentioned Selling Stockholder

NEW ENTERPRISE ASSOCIATES 13, L.P. NEA VENTURES 2011, L.P.

By:
Name:
Title:
As Attorney‑in‑Fact acting on behalf of the above-mentioned Selling Stockholders

JRH REVOCABLE TRUST

By:
Name:
Title:
As Attorney‑in‑Fact acting on behalf of the above-mentioned Selling Stockholders

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:
For themselves and as Representatives of the several Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Barclays Capital Inc.
KeyBanc Capital Markets Inc.
William Blair & Company, L.L.C.
Robert W. Baird & Co. Incorporated
Canaccord Genuity LLC
Needham & Company, LLC
Stifel, Nicolaus & Company, Incorporated
Total

SCHEDULE II
	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.
The Selling Stockholders(a):
Broad Street Principal Investments, L.L.C.
New Enterprise Associates 13, L.P.
NEA Ventures 2011, L.P.
JRH Revocable Trust
Total
_____________
(a)The Selling Stockholders are represented by Winston & Strawn LLP and have appointed Joe Del Preto and Heidi Jonas as the Attorneys‑in‑Fact for such Selling Stockholders.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
Electronic roadshow dated [ ● ].

(b)	Additional Documents Incorporated by Reference:
None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
(i) Issuer Free Writing Prospectus, dated [ ● ]
(ii) Pricing information provided orally by the Underwriters, which consists of:

•	The initial public offering price per share for the Shares is $[ ● ]

•	The number of Shares purchased by the Underwriters is [ ● ].

(d)	Testing-the-Waters Writings:
[ ● ]

SCHEDULE IV
FORM OF LOCK-UP
Sprout Social, Inc.
Lock-Up Agreement
August ___, 2020
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Barclays Capital Inc.
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Re: Sprout Social, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Sprout Social, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares (the “Shares”) of the Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock” and together with the Class B common stock of the Company, par value $0.0001 per share (the “Class B Common Stock”, the “Common Stock), pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is the later of (i) 75 days after the date set forth on the final prospectus used to sell the Shares and (ii) 11:59 p.m. Eastern time on the date the Company releases its financial results for the quarter ended September 30, 2020, subject to the rules governing the Company’s internal trading policies (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. For the avoidance of doubt, if the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Offering.
Notwithstanding the foregoing, the undersigned may Transfer the undersigned’s shares of Common Stock of the Company:
(i) as a bona fide gift or gifts, or by will or intestacy upon the death of the undersigned; provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting that such Transfer of the undersigned’s shares, shall be required or voluntarily made during the Lock-Up Period, other than a Form 5 if the date by which a Form 5 is required to be filed in connection with such Transfer occurs during the Lock-Up Period;
(ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that (A) the trustee of the trust or the partnership or limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, (B) any such Transfer shall not involve a disposition for value and (C) no filing under Section 16(a) of the Exchange Act, reporting such Transfer of the undersigned’s shares, shall be required or shall be voluntarily made during the Lock-Up Period;
(iii) to any immediate family member or other dependent; provided, that (A) the transferee agrees to be bound in writing by the restrictions set forth herein, (B) any such Transfer shall not involve a disposition for value and (C) no filing under Section 16(a) of the Exchange Act, reporting such Transfer of the undersigned’s shares, shall be required or shall be voluntarily made during the Lock-Up Period;
(iv) as a distribution to any of the undersigned’s controlled affiliates, or to any wholly owned subsidiary, partners, members or stockholders of the undersigned, or to any investment fund or other entity controlled or managed by or under common control or management with the undersigned; provided that (A) the transferee agrees to be bound in writing by the restrictions set forth herein, (B) any such Transfer shall not involve a disposition for value and (C) no filing under Section 16(a) of the Exchange Act, reporting such Transfer of the undersigned’s shares, shall be required or shall be voluntarily made during the Lock-Up Period;
(v) to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (i) through (iv) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act, reporting such Transfer of the undersigned’s shares, shall be required or shall be voluntarily made during the Lock-Up Period, other than a Form 5 as permitted by clause (i) above;

(vi) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of the shares of Common Stock of the Company; provided, if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned shall include a statement in such report to the effect that the filing relates to the Transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the shares of Common Stock of the Company unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;
(vii) (a) to the Company as the result of a vesting, settlement, conversion, exercise or exchange of any security convertible into or exercisable or exchangeable for shares of Common Stock (including the conversion of shares of Class B Common Stock into Class A Common Stock) pursuant to any existing employee benefit plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case, as defined in the Underwriting Agreement), including shares of Common Stock surrendered or transferred to the Company in connection with a “cashless” or “net exercise” to cover tax withholding obligations of the undersigned in connection with such vesting, settlement, conversion, exercise or exchange or (b) pursuant to broker-assisted “sell-to-cover” transactions in connection with any such vesting, settlement, conversion, exercise or exchange of any security convertible into or exercisable or exchangeable for shares of Common Stock (including the conversion of shares of Class B Common Stock into Class A Common Stock) pursuant to any existing employee benefit plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that any shares of Common Stock received upon such conversion, exercise or exchange shall be subject to the restrictions set forth herein; and provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to existing employee benefit plans;
(viii) pursuant to a change of control (as defined below) of the Company that has been approved by the Company’s board of directors; provided that in the event that the change of control is not completed, the Shares owned by the undersigned that are subject to the restrictions contained in this Lock-Up Agreement shall remain so restricted in accordance with this Lock-Up Agreement;
(ix) to the Company in connection with the conversion of shares of Class B Common Stock held by the undersigned into shares of Class A Common stock; provided, that any shares of Class A Common Stock received by the undersigned as a result of such conversion shall be subject to the restrictions set forth herein;
[(x) as a pledge to a third-party lender, bank, or other financial institution in a bona fide transaction for the purpose of incurring indebtedness;1];
(xi) that were acquired in open market transactions following the date of the Offering; provided, that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership as a result of such transaction shall be required or shall be voluntarily made during the Lock-Up Period;

__________________

1.	To be included in lock-up for Justyn Howard only.

(xii) pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (a “Plan”) that is existing as of the date hereof; provided, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the Transfer of securities pursuant to a Plan; and
(xiii) with the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters.
For purposes of this Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.
The undersigned now has, except as contemplated by clauses (i) through (xi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever.
Nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of a Plan; provided, that it shall be a condition to the establishment of any such Plan that no sales of Common Stock shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period; and provided further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with SEC under the Exchange Act shall be required or shall be made voluntarily by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.
[If any record or beneficial owner of any securities of the Company is granted an early release from the restrictions described herein during the Lock-Up Period with respect to a number of shares equal to two (2) percent or more of the aggregate number of shares of Common Stock of the Company outstanding immediately following the Offering (whether in one or multiple releases), then the undersigned shall also be granted an early release upon similar terms and conditions from its obligations hereunder of the same percentage of the total number of outstanding shares of Common Stock held by the undersigned (the “Pro-Rata Release”) as the percentage of the total number of outstanding shares of Common Stock held by such record or beneficial owner that are the subject of such release.2]
The undersigned agrees and consents to the entry of stop Transfer instructions with the Company’s transfer agent and registrar against the Transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.
[Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.3]

__________________

1.	To be included in lock-up agreements of entities affiliated with Goldman Sachs & Co. LLC and entities affiliated with New Enterprise Associates, Inc. only.

2.	To be included in lock-up agreements of entities affiliated with Goldman Sachs & Co. LLC only.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.
This Lock-Up Agreement shall automatically terminate and be of no further force and effect upon the earlier to occur of: (i) the Company advising the Underwriters in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering; (ii) the termination of the Underwriting Agreement before the closing of the Offering; (iii) the registration statement for the Offering is withdrawn; or (iv) October 31, 2020, if the Underwriting Agreement has not been executed by that date.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title